UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

July 16, 2019

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2019, Agile Therapeutics, Inc. (the “Company”) appointed Dennis P. Reilly as Chief Financial Officer of the Company, effective August 5, 2019. Prior to joining the Company, Mr. Reilly, 61, served as Chief Financial and Operations Officer of Invisible Sentinel, Inc. from March 2017 to May 2019.  From August 2009 to January 2017, Mr. Reilly was the Chief Financial Officer of NeoStrata Company, Inc. Mr. Reilly was the Chief Financial Officer of Barrier Therapeutics, Inc. in September 2008 and served as the Controller from September 2005 to September 2008.   Mr. Reilly was the Corporate Controller at the Medicines Company from 2002 to 2005.  Mr. Reilly is a C.P.A., who received his B.S. in Accounting from Villanova and his M.B.A. from Virginia Tech.

Compensation and Employment Agreement

Pursuant to the terms of the Company’s employment agreement (the “Employment Agreement”) with Mr. Reilly, he will receive an initial annual base salary of $350,000 and will be eligible to participate in the Company’s benefit and compensation plans, including the Company’s annual bonus plan and the 2014 Amended and Restated Incentive Compensation Plan.  Mr. Reilly’s target annual bonus is 40% of his base salary, which, for 2019, shall be pro-rated for the actual period of service in 2019.  Mr. Reilly will also receive an option to purchase 150,000 shares of the Company’s common stock on August 5, 2019.  The option award agreement will be consistent with the Company’s standard option award agreement, and the option will vest on a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the date of grant and the remaining shares vesting in 36 substantially equal monthly installments thereafter through the fourth anniversary of the date of grant, subject to Mr. Reilly’s continued employment with the Company on each vesting date.

In addition to the compensation and benefits described above, the Employment Agreement provides that the Mr. Reilly will receive the following:

•                  Term life insurance in an amount equal to up to twice the executive’s base salary and bonus, which benefit is capped at $1,000,000;

•                  Eligibility to participate in the Company’s employee benefit plans as are implemented by the Company and available to executive officers;

•                  Eligibility to participate in equity incentive program established by the Company, provided that all such equity awards will be awarded in the discretion of our board of directors; and

•                  A housing allowance in the amount of $5,000 per calendar month for the period of August 5, 2019 to December 31, 2019.

The Employment Agreement provides that all incentive compensation payable to the executive under the Employment Agreement is subject to any clawback policy implemented by our board of directors and all other applicable Company policies.

Severance

The Employment Agreement provides for payments in the event the Company terminates Mr. Reilly’s employment without “reasonable cause” or if the executive resigns for “good reason,” or if the executive’s employment is terminated due to a “disability,” each as defined in each Employment Agreement, provided that the executive executes and does not revoke a release of claims.

Severance upon Termination Unrelated to a Change in Control

If such a termination occurs prior to, or more than 12 months following, a change in control of the Company, the Company agrees to provide the executive with the following severance benefits:

•                  base salary continuation for a period of 6 months following the date of termination, if the termination occurs between August 5, 2019 and February 3, 2020, after which Mr. Reilly shall be entitled to an additional 1 month of salary continuation for each additional month served through July 31, 2020 after which time he will be entitled to twelve (12) months salary continuation; and

•                  reimbursement of the executive’s health insurance premiums for a period of 6 months following the date of termination, if the termination occurs between August 5, 2019 and February 3, 2020, after which Mr. Reilly shall be entitled to an additional 1 month of health insurance premium reimbursement for each additional month served through July 31, 2020 after which time he will be entitled to twelve (12) months health insurance premium reimbursement following the date of Mr. Reilly’s termination or until he obtains other employment, whichever is sooner.

Severance Upon Termination Related to a Change in Control

In the event of a change in control following the executive’s termination, any base salary continuation payments still due to the executive will be paid in full upon the change in control.

If Mr. Reilly’s employment is terminated on the date of, or within 12 months following, a change in control of the Company, in lieu of the severance benefits set forth above, the Company agrees to provide him with the following severance benefits:

•                  a lump sum cash payment equal to 1 times the executive’s then annual base salary;

•                  a lump sum cash payment equal to the executive’s target annual bonus for the year in which the termination occurs;

•                  reimbursement of Mr. Reilly’s health insurance premiums for a period of 12 months following the date of termination or until the executive obtains other employment, whichever is sooner; and

•                  each outstanding equity award shall automatically vest in full.

Severance Upon Termination Due to Disability

In the event the Mr. Reilly’s employment terminates as a result of his disability, Mr. Reilly will be entitled to receive (i) base salary continuation for a period of 6 months, following the date of termination, and (ii) reimbursement of the executive’s health insurance premiums for a period of 6 months, following the date of termination or until the executive obtains other employment, whichever is sooner.

Effect of Code Section 280G

If an excise tax under section 4999 of Internal Revenue Code would be triggered by any payments under the Employment Agreement or otherwise upon a change in control, the Company will either (a) pay Mr. Reilly any amounts subject to section 4999 of the Internal Revenue Code (and Mr. Reilly will be responsible for the excise tax) or (b) reduce such payments so that no amounts are subject to section 4999 of the Internal Revenue Code, whichever results in a better after-tax amount for the executive, as determined in accordance with section 280G of the Code.

Release

The severance payments are conditioned upon Mr. Reilly executing and not revoking a release of claims against the Company.

Restrictive Covenants

The Employment Agreement includes a non-competition and non-solicitation of employees and customers restrictions on Mr. Reilly during the term of employment and for the periods as follows:  12-months after his termination of employment in the event of termination without cause or for good reason upon or within 12 months following a change of control and 6 months in all other cases.

The Employment Agreement also includes confidentiality restrictions and inventions provisions.

Term of the Agreement

The Employment Agreement remain in effect until the Mr. Reilly’s termination of employment.

There are no arrangements or understandings between Mr. Reilly and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Reilly and any of the Company’s directors or executive officers.  Mr. Reilly has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

Item7.01.  Regulation FD Disclosure

On July 18, 2019 the Company issued a press release announcing the appointment of Mr. Reilly as Chief Financial Officer.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Agile Therapeutics, Inc. Press Release dated July 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: July 22, 2019	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer